Exhibit j under N-1A

                                                     Exhibit 23 under 601/Reg SK

                                DELOITTE & TOUCHE

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in Post-Effective Amendment No. 98 to Registration Statement (No. 2-10415) of Federated Stock and bond Fund, Inc. of our report dated December 16, 1998 appearing in the Annual Report for the year ended October 31, 1998, which is incorporated by reference in such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.

By:  /s/DELOITTE & TOUCHE LLP
     Deloitte & Touche LLP
     Certified Public Accountants

Pittsburgh, Pennsylvania
December 28, 1998